EXHIBIT 23(A)




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 17, 2001 relating to the financial statements and financial statement schedule, which appear in ALLETE's (legally incorporated as Minnesota Power, Inc.) Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, MN
March 14, 2001